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Tambrands Inc.
FORM 10-Q
PART II, Item 6., Exhibit 12
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

(Unaudited)

The following table sets forth the Company's ratio of earnings to fixed charges for the periods indicated.

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

                                         Three months ended June 30,             Six months ended June 30,
                                       -------------------------------         -----------------------------
(in thousands, except ratios)              1996               1995                 1996            1995
                                       ------------       ------------         ------------    -------------
Earnings:
  Income before income taxes           $     20,431       $     23,409         $     57,527    $      60,219
  Fixed charges                               2,521              2,908                5,012            5,474
                                       ------------       ------------         ------------    -------------
    EARNINGS                           $     22,952       $     26,317         $     62,539    $      65,693
                                       ============       ============         ============    =============

Fixed charges:
  Interest portion of operating
    lease expense:
      Operating lease expense          $      1,133       $      1,372         $      2,189    $       2,819
      Assumed interest factor                  0.33               0.33                 0.33             0.33
                                       ------------       ------------         ------------    -------------
        Interest portion of operating
          lease expense                         374                453                  722              930
  Interest expense                            2,147              2,455                4,290            4,544
                                       ------------       ------------         ------------    -------------
    FIXED CHARGES                      $      2,521       $      2,908         $      5,012    $       5,474
                                       ============       ============         ============    =============

RATIO OF EARNINGS TO FIXED CHARGES              9.1                9.1                 12.5             12.0
                                       ============       ============         ============    =============


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